Investor Relations Contact: Crocker Coulson, President CCG Investor Relations Tel: +1-646-213-1915 Email: crocker.coulson@ccgir.com	Elaine Ketchmere, Partner Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

Puda Coal Audit Committee Announces Interim Findings for Its Internal Investigation

Taiyuan, Shanxi Province, China, September 1, 2011 – The Audit Committee of Puda Coal, Inc. (the “Company”) today announced certain interim findings of its internal investigation, which was launched in response to allegations raised in an article published online by Alfred Little, a short seller of the Company’s stock, on April 8, 2011.  The summary interim findings of the Audit Committee were disclosed in a current report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on September 1, 2011.

###